UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

Commission File Number: 333-179321

GREAT EAST ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Delaware	46-0525801
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

173 Keith St., Suite 300
Warrenton, VA 20186
(Address of principal executive offices)

Tel: 540-347-2212
Fax: 540-347-2291
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported in the current report on Form 8-K filed by Great East Energy, Inc., a Delaware corporation (formerly Epsilon Corp., the “Company”) with the SEC on July 31, 2013, the Company’s wholly-owned subsidiary Great East Energy, Inc., a Nevada corporation (“GEEI”), entered into a Stock Purchase Option Agreement dated July 25, 2013, as amended on November 25, 2013 (the “Option Agreement”), with Bezerius Holdings Limited, a corporation organized under the laws of the Republic of Cyprus (“BHL”), whereby BHL granted to GEEI an option to purchase 1,000 shares of equity capital of Synderal Services LTD, a corporation organized under the laws of the Republic of Cyprus ("SSL"), representing all issued and outstanding shares of SSL, for $1,250,000. SSL is engaged in the gas exploration and production business in Ukraine through its two wholly-owned subsidiaries, Limited Liability Company NPK-KONTAKT and Limited Liability Company LISPROMGAZ, each a legal entity formed under the laws of Ukraine.

Under the Option Agreement, GEEI is required to pay to BHL $412,500 as an advance payment to be credited towards the purchase price of the SSL shares. The Company made the advance payment on July 25, 2013. The balance of the purchase price in the amount of $837,500 was paid by GEEI upon exercise of the option that was completed on November 25, 2013 by paying to BHL $500,000 in cash and issuing a promissory note in the principal amount of $337,500 for the balance of the option exercise price. The note bears no interest and has a maturity date of December 31, 2013. The obligations of GEEI under the note are secured by 1,000 shares of SSL purchased by GEEI under the Option Agreement in accordance with the Pledge and Security Agreement dated November 25, 2013 made by GEEI in favor of the collateral agent acting on behalf of BHL. As a result, SSL became a direct wholly-owned subsidiary of the Company, and Limited Liability Company NPK-KONTAKT and Limited Liability Company LISPROMGAZ became indirect subsidiaries of the Company.

In connection with the option exercise closing, 25,799,984 shares of Common Stock previously issued to BHL under the Option Agreement were released to BHL from escrow.

The foregoing description of the terms of the Option Agreement, the amendment to the Option Agreement, the promissory note and the Pledge and Security Agreement is qualified in its entirety by reference to the provisions of the forms of the Option Agreement,the amendment to the Option Agreement, the promissory note and the Pledge and Security Agreement which are filed as 10.1, 10.2, 4.1 and 10.3 to this Current Report, respectively, and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference. The Company issued these securities in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 Act and Regulation S promulgated thereunder. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.03 Material Modification to Rights of Security Holders

On November 26, 2013, in accordance with the Option Agreement the Company filed with the Secretary of State of the State of Nevada a Certificate of Designations, Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate”). Pursuant to the Series A Certificate, there is one share of Series A Preferred Stock authorized. Shares of Series A Preferred Stock have no dividend rights.

The holder of the Series A Preferred Stock is entitled to vote together with the holders of the Company’s common stock, with such holder entitled to 30% of the total votes on all such matters, and the holders of Common Stock and any other shares entitled to vote are entitled to their proportional share of the remaining 70% of the total votes based on their respective voting power. Each share of Series A Preferred Stock is convertible into one share of the Company’s common stock upon the earlier to occur of (i) Twelve (12) months from July 25, 2013 or (ii) the Company closing financings with gross proceeds of at least $4,000,000 on a cumulative basis from July 25, 2013. Shares of Series A Preferred Stock are not redeemable and have no liquidation preference. On November 26, 2013, the Company issued one share of Series A Preferred Stock to BHL.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Series A Certificate or a complete explanation of the material terms thereof. The foregoing summary is qualified in its entirety by reference to the Series A Certificate attached hereto as Exhibit 4.2.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report:

Exhibit No.	Description

4.1	Form of Promissory Note
4.2	Series A Certificate
10.1	Option Agreement*
10.2	Amendment to the Option Agreement
10.3	Pledge and Security Agreement
_______________________
*Incorporated by reference to our Current Report on Form 8-K filed with the SEC on July 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great East Energy, Inc.

Dated: November 26, 2013	By:	/s/ Michael Doron
Name: Michael Doron
Title: Chief Executive Officer